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         Exhibit 4.1 - Amended and Restated Investors' Rights Agreement



                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the 4th day of June, 1998, by and among SALESLOGIX CORPORATION, a Delaware corporation formerly known as Quest Sales Software, Inc. (the "Company"), and the persons and entities listed on Schedule A hereto (the "Investors").

                                    RECITALS

        A. As of January 17, 1996, the Company entered into that certain Investors' Rights Agreement (the "Investors' Rights Agreement") with Innocal, L.P., Canaan Ventures II Limited Partnership, Canaan Ventures II Offshore Limited Partnership C.V., and Newtek Ventures II, L.P. (the "Initial Series A Investors") in connection with the transactions contemplated by that certain QUEST SALES SOFTWARE, INC. SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "First Series A Preferred Stock Purchase Agreement") dated as of January 17, 1996.

        B. As of October 14, 1996, the Company entered into that certain Amendment to Investors' Rights Agreement with the Initial Series A Investors and Deepak Kamra, Morris Ventures and John Purtell (the "Subsequent Series A Investors") in connection with the transactions contemplated by that certain SALESLOGIX CORPORATION SECOND SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Second Series A Preferred Stock Purchase Agreement") dated as of October 14, 1996.

        C. As of March 24, 1997, the Company entered into that certain Second Amendment to Investors' Rights Agreement with the Initial Series A Investors, the Subsequent Series A Investors, and Brinson Venture Capital Fund III, L.P., Brinson Trust Company as Trustee for the Brinson Map Venture Capital Fund III Trust, Sigma Partners III, L.P., Sigma Associates III, L.P., Sigma Investors III, L.P., John R. Mandile, InnoCal, L.P., Canaan Ventures II Limited Partnership, Canaan Ventures II Offshore Limited Partnership C. V., Newtek Ventures II, L.P., Comdisco, Inc., Morris Ventures and Deepak Kamra (the "Series C Investors") in connection with the transactions contemplated by that certain SALESLOGIX CORPORATION SERIES C STOCK PURCHASE AGREEMENT (the "Series C Stock Purchase Agreement") dated as of March 24, 1997.

        D. Concurrent with the execution of this Agreement and pursuant to that certain SALESLOGIX CORPORATION SERIES E PREFERRED STOCK PURCHASE AGREEMENT of even date herewith (the "Series E Preferred Stock Purchase Agreement"), the Initial Series A Investors, the Subsequent Series A Investors, the Series C Investors and the investors set forth on Schedule A to the Series E Stock Purchase Agreement (the "Series E
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Investors") wish to amend and restate the Investors' Rights Agreement, as amended, to grant each of the Series E Investors all of the rights (and make each of the Series E Investors subject to all of the obligations) as Investors under the Investors' Rights Agreement, as amended, and to make certain substantive amendments to the Investors' Rights Agreement, as amended.

         ACCORDINGLY, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree that the Investors' Rights Agreement, as amended, shall be amended and restated in its entirety to read as follows:

         1. Registration Rights. The Company covenants and agrees as follows:

                  1.1. Definitions. For purposes of this Section 1:

                           (a) The term "Act" means the Securities Act of 1933,
as amended.

                           (b) The term "Form S-3" means such form under the Act
as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (c) The term "Holder" means any person owning or
having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

                           (d) The term "1934 Act" shall mean the Securities
Exchange Act of 1934, as amended.

                           (e) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (f) The term "Registrable Securities" means (i) the
Common Stock issuable or issued upon conversion of the Company's Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) above, excluding in all cases, however, shares of Common Stock of the Company which have previously been registered or which have been sold to the public, or any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                           (g) The number of shares of "Registrable Securities
then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.



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                           (h) The term "SEC" shall mean the Securities and
Exchange Commission.

                  1.2. Request for Registration.

                           (a) If the Company shall receive at any time after
the earlier of (i) January 19, 1999 or (ii) one (1) year after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding in which the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000, then the Company shall:

                                    (i) within ten (10) days of the receipt
thereof give written notice of such request to all Holders; and

                                    (ii) effect as soon as practicable, and in
any event within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

                           (b) If the Holders initiating the registration
request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.



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                           (c) Notwithstanding the foregoing, if the Company
shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                           (d) In addition, the Company shall not be obligated
to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                                    (i) After the Company has effected two
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                                    (ii) During the period starting with the
date thirty (30) days prior to the Company's good faith estimate of the date of filing of and ending on a date one hundred eighty (180) days after the effective date of a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                    (iii) If the Initiating Holders propose to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

                  1.3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than (i) the initial public offering of the Company's securities or (ii) a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall at such time promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                  1.4. Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall as expeditiously as reasonably possible:



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                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the registration statement.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Holders such numbers of copies of
a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such


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registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g) Cause all such Registrable Securities registered
pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                           (h) Provide a transfer agent and registrar for all
Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                           (i) Furnish, at the request of any Holder requesting
registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  1.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  1.6. Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal the Holders have learned of a material adverse change in the condition, business, or


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prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

                  1.7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

                  1.8. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities requested to be included therein owned by each selling Stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholders securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons who is controlled by, or under common control with a selling stockholder shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.



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                  1.9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                           (b) To the extent permitted by law, each selling
Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this


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subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

                           (c) Promptly after receipt by an indemnified party
under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                           (d) If the indemnification provided for in this
Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (e) Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.



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                           (f) The obligations of the Company and Holders under
this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11. Reports Under Securities Exchange Act of 1934 With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act ("SEC Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                           (a) make and keep public information available, as
those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                           (b) take such action, including the voluntary
registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                           (c) file with the SEC in a timely manner all reports
and other documents required of the Company under the Act and the 1934 Act; and

                           (d) furnish to any Holder, so long as the Holder owns
any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  1.12. Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (a) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (b) as soon as practicable, effect such registration
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are


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specified in such request, together with all or such portion of the Registrable
Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this
Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c) Subject to the foregoing, the Company shall file
a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company; provided, however, that the Company shall not be obligated to bear such expenses in connection with more than one such Form S-3 Registration within any twelve (12) month period. Registrations effected pursuant to this
Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                  1.13. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) (or, if the transferee holds less than 100,000 Registrable Shares, such transferee is a general partner or limited partner of an Investor hereunder); provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                  1.14. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which should result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days after the effective date of any registration effected pursuant to Section 1.2.

                  1.15. "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                           (a) such agreement shall be applicable only to the
first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                           (b) all officers and directors of the Company and all
other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

                           (c) such market stand-off time period shall not
exceed 180 days.

                           (d) In order to enforce the foregoing covenant, the
Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                           (e) Notwithstanding the foregoing, the obligations
described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

                  1.16. Termination of Registration Rights.

                           (a) No Holder shall be entitled to exercise any right
provided for in this Section 1 after six (6) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

                           (b) In addition, the right of any Holder to request
registration or inclusion in any registration pursuant to Section 1.3 shall terminate on the third anniversary of the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the third anniversary of the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.16(b) shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company.

         2. Covenants of the Company.

                  2.1. Delivery of Annual and Quarterly Financial Statements. The Company shall deliver to each Investor who holds a minimum of 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations):

                           (a) as soon as practicable, but in any event within
ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company; and

                           (b) as soon as practicable, but in any event within
forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, and an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

                  2.2. Delivery of Monthly Financial Statements and Financial Plan. Upon written request, the Company shall deliver to each Investor who holds at least 400,000 shares of

Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations):

                           (a) within thirty (30) days of the end of each month,
an unaudited statement of operations, balance sheet and cash flow statement for and as of the end of such month, in reasonable detail, and an instrument certifying such financials described in Section 2.1(b);

                           (b) as soon as practicable, but in any event prior to
the end of each fiscal year, an operating plan and forecast covering the next fiscal year, prepared on a quarterly basis, including an unaudited statement of operations, balance sheet and cash flow statement for such quarters and, as soon as prepared, any other operating plans or forecasts prepared by the Company; and

                           (c) such other information relating to the results of
operations, financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request; provided, however, that the Company shall not be obligated under this subsection (c) or any other subsection of Section 2.2 to provide information which it deems in good faith to be a trade secret or similar confidential information.

                  2.3. Board Observation Rights; Inspection. For so long as they individually continue to hold a minimum of 400,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), each of Sierra Ventures VI L.P. and The Goldman Sachs Group, L.P. shall be entitled to designate one (1) person to receive copies of all notices, minutes, consents and other material that the Company provides to its directors, and to attend meetings of the Company's Board of Directors as an observer (the "Series E Observers"), provided that any or all observers, including the Series E Observers may be excluded from access to any material or meeting or portion thereof if the Board of Directors shall determine, in its discretion, to meet in executive session to address matters that it deems sensitive. The Company's obligations to the Series E Observers under this Section shall be conditioned upon timely delivery to the Company of a Confidentiality Agreement substantially in the form attached hereto as Exhibit
A. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this
Section 2.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                  2.4. Assignment of Information Rights: Termination of Information and Inspection Covenants. The right to receive information pursuant to Section 2.1 or Section 2.2, and board observation rights pursuant to Section 2.3, may be assigned by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds the requisite number or percentage of securities set forth in such Sections, as the case may be, provided: (a) the Company is, within a reasonable time after such transfer, furnished with a written notice of the name and address of such transferee or assignee; (b) such transferee or assignee is not a competitor or potential competitor of the Company, as reasonably determined by the Board of Directors of the Company; and (c) if the Company reasonably believes that it is necessary to protect proprietary information, such transferee or assignee executes a confidentiality agreement reasonably acceptable to the Company as a condition to receiving such information. The covenants set forth in subsections 2.2(a), (b), and (c) and Section 2.3 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

                  2.5. Right of First Offer. Subject to the terms and conditions specified in this Section 2.5, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.5, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate to the extent that such apportionment would not cause the Company to be in violation of the Act.

                           Each time the Company proposes to offer any shares
of, or securities convertible into or exercisable for, any shares of any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                           (a) The Company shall deliver a notice by certified
mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                           (b) Within 20 calendar days after receipt of the
Notice, the investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (collectively, the "Series A, C & E Preferred Stock") then held, by such Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion of all shares of Series A, C & E Preferred Stock). The Company shall promptly, in writing, inform each Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe, but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A, C & E Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A,

C & E Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

                           (c) If all Shares which Investors are entitled to
obtain pursuant to subsection 2.5(b) are not elected to be obtained as provided in subsection 2.5(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.5(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree, than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                           (d) The right of first offer in this paragraph 2.5
shall not be applicable (i) to the issuance or sale of shares of common stock issuable or issued to employees or consultants and advisors of the Company (including without limitation independent marketers and resellers of the Company's products) directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of the Company at any time when the total number of shares of common stock so issuable or issued (and not repurchased at cost by the Company in connection with the termination of employment or service) does not exceed 3,641,845 (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations), (ii) consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $6.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $20,000,000 in the aggregate, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities to strategic partners of the Company primarily for strategic purposes other than raising capital, as so reasonably determined by the Board of Directors of the Company, or (v) shares of common stock issued in connection with a bona fide lease financing transaction approved by the Board of Directors of the Company.

                           (e) The right of first offer set forth in this
Section 2.5 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders who hold at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations).

                  2.6. Key-Man Insurance. The Company has as of the date hereof or shall within 90 days of the date hereof use its best efforts to obtain from financially sound and reputable insurers term life insurance on the life of Patrick M. Sullivan in the amount of $2,500,000, except as otherwise decided in accordance with policies adopted by the Company's Board of Directors. The Company will cause to be maintained the term life insurance required by this
Section 2.6 hereof, except as otherwise decided in accordance with policies adopted by the Company's Board of Directors. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

                  2.7. IRC Section 305. So long as any shares of the Company's Series A Preferred Stock, Series C Preferred Stock, or Series E Preferred Stock remain outstanding, the Company will not, without approval of holders of a majority of the Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock then outstanding, voting together on an as converted basis, do any act or thing which would result in taxation of the holders of shares of the Series A Preferred Stock, Series C Preferred or Series E Preferred Stock under
Section 305 of the Internal Revenue Code of 1986, as amended (the "IRC") (or any comparable provision of the IRC as hereafter may from time to time be amended).

                  2.8. Director's and Officer's Liability Insurance. At the request of a majority of the non-employee members of the Company's Board of Directors, the Company shall obtain director's and officer's liability insurance in such amounts and under such terms as may be satisfactory to the Board of Directors.

                  2.9. Board Committees. So long as any shares of the Company's Series A Preferred Stock, Series C Preferred Stock, or Series E Preferred Stock remain outstanding, the Company will use its best efforts to have the Board of Directors appoint and maintain a Compensation Committee and an Audit Committee. Each such Committee shall contain no more than three members and shall include no more than one member of management of the Company. The holders of a majority of the Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock then outstanding, voting together on an as converted basis, shall designate two of the members of the Compensation Committee.

                  2.10. Section 83(b) Elections. The Company shall use its best efforts to ensure that all individuals who purchase shares of the Company's Common Stock timely file elections under Section 83(b) of the Internal Revenue Code of 1986, as amended and any analogous provisions of applicable state tax laws.

                  2.11. Termination of Certain Covenants. The covenants set forth in Sections 2.5, 2.7, 2.8 and 2.9 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

         3. Miscellaneous.

                  3.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

                  3.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  3.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  3.5. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or receipt if sent by telecopy, nationally recognized overnight courier or first class or by registered or certified mail postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  3.6. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  3.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (a) the Company, (b) the holders of a majority of the Series A Preferred Stock of the Company, voting together as a class, (c) the holders of a majority of the Series C Preferred Stock of the Company, voting together as a class and (d) the holders of a majority of the Series E Preferred Stock, voting together as a class. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                  3.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  3.9. Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  3.10. Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



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                                       19

                                        THE COMPANY:

                                        SALESLOGIX CORPORATION, a Delaware
                                        corporation



                                        By:       /s/ Gary Acord
                                                  ------------------------------
                                                      Gary Acord, CFO and
                                                      Secretary

                                        Address:  8800 N. Gainey Center Dr.,
                                                  Suite 200
                                                  Scottsdale, AZ 85258


                                        INVESTORS:

                                        INNOCAL, L.P., a Delaware Limited
                                        Partnership

                                        By:       InnoCal Associates, L.P., a
                                                  Delaware Limited Partnership



                                                  By: /s/ Harry Lambert
                                                      --------------------------
                                                          Harry Lambert, General
                                                          Partner

                                        Address:  600 Anton Blvd., Suite 1270
                                                  Costa Mesa, CA  92626


                                        CANAAN VENTURES II LIMITED PARTNERSHIP

                                        By:       Canaan Venture Partners II
                                                  L.P.



                                                  By: /s/ Deepak Kamra
                                                      --------------------------
                                                          Deepak Kamra, General
                                                          Partner

                                        Address:  2884 Sand Hill Road, Suite 115
                                                  Menlo Park, CA 94025


                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                        CANAAN VENTURES II OFFSHORE LIMITED
                                        PARTNERSHIP C.V.

                                        By:       Canaan Venture Partners II
                                                  L.P.



                                                  By: /s/ Deepak Kamra
                                                      --------------------------
                                                          Deepak Kamra, General
                                                          Partner

                                        Address:  2884 Sand Hill Road, Suite 115
                                                  Menlo Park, CA  94025


                                        NEWTEK VENTURES II, L.P.



                                        By:       /s/ Peter J. Wardle
                                                  ------------------------------
                                                      Peter J. Wardle, General
                                                      Partner

                                        Address:  500 Washington Street, Suite
                                                  720
                                                  San Francisco, CA  94111



                                        /s/ Deepak Kamra
                                        ----------------------------------------
                                            DEEPAK KAMRA

                                        Address:  2884 Sand Hill Road, Suite 115
                                                  Menlo Park, CA  94025


                                        MORRIS VENTURES, a Partnership



                                        By:       /s/ Anthony P. Morris
                                                  ------------------------------
                                                      Anthony P. Morris, General
                                                      Partner

                                        Address:  211 Congress Street, 2nd Floor
                                                  Boston, MA  02110



                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                        /s/ John M. Purtell, Jr.
                                        ----------------------------------------
                                            JOHN PURTELL

                                        Address:  10580 Newkirk Street, # 100
                                                  Dallas, TX  75220


                                        COMDISCO, INC., a Delaware corporation



                                        By:        /s/  James P. Labe
                                                  ------------------------------
                                                  Name: James P. Labe
                                                        ------------------------
                                                  Its:  President
                                                        ------------------------

                                        Address:  6111 River Road
                                                  Rosemont, IL  60018


                                        BRINSON VENTURE CAPITAL FUND III, L.P.

                                        By:       Brinson Partners, Inc., its
                                                  General Partner



                                                  By: /s/ David S. Timson
                                                      --------------------------
                                                          David S. Timson,
                                                          Partner

                                        Address:  209 S. LaSalle Street
                                                  Chicago, IL 60604




                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                        BRINSON TRUST COMPANY AS TRUSTEE FOR THE
                                        BRINSON MAP VENTURE CAPITAL FUND III
                                        TRUST



                                        By:       /s/ David S. Timson
                                                  ------------------------------
                                                      David S. Timson, Trust
                                                      Officer

                                        Address:  209 S. LaSalle Street
                                                  Chicago, IL 60604


                                        SIGMA PARTNERS III, L.P.,



                                        By:       /s/ Cliff Haas
                                                  ------------------------------
                                                      Cliff Haas, General
                                                      Partner

                                        Address:  2884 Sand Hill Road, Suite 121
                                                  Menlo Park, CA  94025


                                        SIGMA ASSOCIATES III, L.P.



                                        By:       /s/ Cliff Haas
                                                  ------------------------------
                                                      Cliff Haas, General
                                                      Partner

                                        Address:  2884 Sand Hill Road, Suite 121
                                                  Menlo Park, CA  94025




                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                        SIGMA INVESTORS III, L.P.



                                        By:       /s/ Cliff Haas
                                                  ------------------------------
                                                      Cliff Haas, General
                                                      Partner

                                        Address:  2884 Sand Hill Road, Suite 121
                                                  Menlo Park, CA  94025


                                        /s/ John R. Mandile
                                        ----------------------------------------
                                            JOHN R. MANDILE

                                        Address:  Oak Knoll
                                                  Winchester, MA  01890



                                        SIERRA VENTURES VI L.P.



                                        By:       /s/ David C. Schwab
                                                  ------------------------------
                                                  Its General Partner


                                                  By:   David C. Schwab
                                                        ------------------------
                                                  Name: David C. Schwab
                                                        ------------------------
                                                  Its:  General Partner
                                                        ------------------------


                                        THE GOLDMAN SACHS GROUP, L.P.



                                        By:       The Goldman Sachs Corporation,
                                                  its General Partner


                                                  By:   /s/ illegible
                                                        ------------------------
                                                  Name:
                                                        ------------------------
                                                  Its:
                                                        ------------------------



                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                        CANAAN EQUITY, L.P.



                                        By:       Canaan Equity Partners L.L.C.


                                                  By: /s/ Deepak Kamra
                                                     ---------------------------
                                                  Name:   Deepak Kamra
                                                       -------------------------
                                                  Its:    Member/Manager


                                        /s/ Anthony P. Moris
                                        ----------------------------------------
                                            Anthony P. Morris


                                        SV ASSOCIATES VI, L.P.



                                        By:        /s/  David C. Schwab
                                                  ------------------------------
                                                  Name: David C. Schwab
                                                        ------------------------
                                                  Its:  General Partner
                                                        ------------------------

                                        Address:  3000 Sand Hill Road
                                                  Bldg. 4, Suite 210
                                                  Menlo Park, CA  94025


                                        G & H PARTNERS


                                        By:        /s/  Gary S. Wohl
                                                  ------------------------------
                                                  Name: Gary S. Wohl
                                                        ------------------------
                                                  Its:  Partner
                                                        ------------------------

                                        Address:  155 Constitution Drive
                                                  Menlo Park, CA  94025
                                                  Attn:  Gary S. Wohl



                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                        STONE STREET FUND 1998, L.P.

                                        By:  Stone Street Advantage Corp.
                                        Its: General Partner


                                             By:  /s/ illegible
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Its: Vice President

                                        Address:  85 Broad Street
                                                  New York, NY  10004


                                        BRIDGE STREET FUND 1998, L.P.

                                        By:  Bridge Street Advantage Corp.
                                        Its: Managing General Partner

                                             By:  /s/ illegible
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Its: Vice President

                                        Address:  85 Broad Street
                                                  New York, NY  10004

                                        /s/ Robert Simon
                                        ----------------------------------------
                                            Robert Simon

                                        Address:  290 Green, #1
                                                  ------------------------------
                                                  San Francisco, CA 94133
                                                  ------------------------------




                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                   SCHEDULE A

     Schedule of Holders of Series A, Series B and Series C Preferred Stock

Name of Stockholder                                     Class of Preferred Stock                   Number of Shares
-------------------                                     ------------------------                   ----------------
InnoCal L.P.                                                    Series A                                  2,000,000

Canaan Ventures II Limited Partnership                          Series A                                    582,000

Canaan Ventures II Offshore Limited Partnership,
C.V.                                                            Series A                                    918,000

Newtek Ventures II, L.P.                                        Series A                                  1,000,000

Deepak Kamra                                                    Series A                                     25,000

Morris Ventures, a Partnership                                  Series A                                     25,000

John Purtell                                                    Series A                                     35,000

W. Daniel Kennedy                                               Series B                                    200,000

The Dan Kennedy Family Trust                                    Series B                                    200,000

The William W. Kennedy Revocable Living Trust                   Series B                                     33,240

The William W. Kennedy Family Trust                             Series B                                    266,760

InnoCal, L.P.                                                   Series C                                    621,118

Canaan Ventures II Limited Partnership                          Series C                                    240,994

Canaan Ventures Offshore Limited Partnership, C.V.              Series C                                    380,124

Newtek Ventures II, L.P.                                        Series C                                    186,335

Deepak Kamra                                                    Series C                                      6,211

Morris Ventures                                                 Series C                                     15,528

Comdisco, Inc.                                                  Series C                                     49,690

Brinson Venture Capital Fund III, L.P.                          Series C                                  1,188,207

Brinson Trust Company as Trustee for the Brinson
Map Venture Capital Fund III Trust                              Series C                                    193,781

Sigma Partners III, L.P.                                        Series C                                    852,500

Sigma Associates III, L.P.                                      Series C                                    210,978

Sigma Investors III, L.P.                                       Series C                                     23,479

John R. Mandile                                                 Series C                                     62,112

                                                            TOTAL:                                        9,316,057

                 SCHEDULE OF HOLDERS OF SERIES E PREFERRED STOCK

             Name of Series E Investor                   Number of Shares of Series E              Purchase Price for Shares of
                                                        Preferred Stock to be Purchased              Series E Preferred Stock
             -------------------------                  -------------------------------              ------------------------
Sierra Ventures VI L.P.                                            1,807,883                               7,340,004.41

SV Associates VI, L.P., as nominee for its General
Partner UA dated January 14, 1997                                    147,783                                 599,998.93

G & H Partners                                                        12,315                                  49,998.90

Robert Simon                                                           2,463                                   9,999.78

The Goldman Sachs Group, L.P.                                        615,764                               2,500,001.65

Stone Street Fund 1998, L.P.                                          94,602                                 384,084.09

Bridge Street Fund 1998, L.P.                                         28,550                                 115,912.99

Brinson Venture Capital Fund III, L.P.                                95,295                              $  386,897.67

Brinson Trust Company as Trustee for the Brinson
MAP Venture Capital Fund III Trust                                    15,542                              $   63,100.52

Sigma Partners III, L.P.                                             231,814                              $  941,164.77

Sigma Associates III, L.P.                                            57,369                              $  232,918.12

Sigma Investors III, L.P.                                              6,384                              $   25,919.04

John R. Mandile                                                        9,855                              $   40,011.30

InnoCal, L.P.                                                        110,837                              $  449,998.19

Canaan Equity, L.P.                                                  603,448                              $2,449,998.69

Newtek Ventures II, L.P.                                              73,892                              $  300,001.50

Anthony P. Morris                                                      6,431                              $   26,109.86

Deepak Kamra                                                           2,463                              $    9,999.78

Comdisco, Inc.                                                        18,197                              $   73,879.81

                                           TOTALS:                 3,940,887                              $  16,000,000

                                    EXHIBIT A

                            Confidentiality Agreement




                                       29